Exhibit 10.55

Nonemployee Director Compensation Guidelines

Following a review conducted by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company of changing practices for compensating outside directors, on March 20, 2015, the Board approved a new compensation arrangement for recognizing the service of outside directors and more closely aligning their overall compensation with the interests of other shareholders.  The Chairman of the Board will continue to receive an annual fee of $80,000 paid in equal quarterly increments.  Each nonemployee director will receive an annual fee of $40,000 paid in equal quarterly increments.  The chairperson of the Audit Committee of the Board (the “Audit Committee”) will receive an annual fee of $18,000, and each non-chair member of the Audit Committee will receive an annual fee of $8,000, payable quarterly. The Chairperson of the Compensation Committee will receive an annual fee of $12,500, and each non-chair member of the Compensation Committee will continue to receive an annual fee of $5,000, payable quarterly. The Chairperson of the Governance and Nominating Committee of the Board (the “Governance Committee”) will receive an annual fee of $10,000, and each non-chair member of the Governance Committee will continue to receive an annual fee of $5,000, payable quarterly. Directors will not be paid a separate amount for each board or committee meeting attended.  Each nonemployee director who continues to serve beyond an Annual Shareholder Meeting will also receive a stock option to purchase 15,000 shares granted on January 1st of each fiscal year, with an exercise price equal to the fair market value of the common stock on the date of grant, and will vest in equal quarterly increments over a period of one year.  Any nonemployee director joining the Board mid-year will be provided a pro-rata annual grant for service until the next Annual Meeting. In addition, each current nonemployee director received a one-time stock option to purchase 15,000 shares on March 20, 2015, and any future nonemployee director who joins the Board will also receive a one-time stock option to purchase 15,000 shares on the date of such director’s appointment, with an exercise price equal to the fair market value of the common stock on the date of such grant, and to vest in equal monthly installments over a period of three years. These equity grants will be made under the terms of the existing equity compensation plans.  These new arrangements replaced the previous nonemployee director compensation program.